                                                                       Exhibit 4


                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT"), dated as of April 6, 2001, by and among the selling shareholders of Geneva Technology Limited (the "COMPANY") named on the signature pages hereto (the "MAJOR SHAREHOLDERS") and any other shareholder of the Company who has accepted the Qualifying Offer (as defined in the Share Purchase Agreement as defined below), whether voluntarily or pursuant to the "drag-along" rights in the Company's Articles of Association (each including the Major Shareholders, a "SHAREHOLDER", and collectively including the Major Shareholders, "SHAREHOLDERS") and Convergys Corporation, an Ohio corporation ("PARENT").

                                R E C I T A L S:

         WHEREAS, the Parent and the Major Shareholders have entered into a Share Purchase Agreement dated the date hereof (the "SHARE PURCHASE AGREEMENT") whereunder pursuant to the Share Purchase Agreement and the Qualifying Offer contained therein Parent will acquire 100% of the issued and outstanding shares of the Company (the "COMPANY STOCK") from the Shareholders by exchanging common shares, without par value, of Parent (the "Common SHARES") for shares of Company Stock; and

         WHEREAS, the Shareholders were unwilling to acquire the Common Shares
(i) without assurances of their ability to dispose publicly of the Common Shares and (ii) without certain other assurances as provided herein; and

         WHEREAS, Parent is willing to make such assurances as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

THE PARTIES AGREE AS FOLLOWS:

1.       REGISTRATION OF SECURITIES.

         (a)      REGISTRATION BY THE PARENT.

         (i) As soon as possible, and in no event more than 20 days from the Closing Date (as defined in the Share Purchase Agreement), Parent shall prepare and file an amendment to its existing shelf registration statement on Form S-3, Registration Statement No. 333-43404 (the "EXISTING FORM S-3"), and, on the date on which the unaudited financial statements containing the combined operations of Parent and the Company (the "FINANCIAL STATEMENTS") have been publicly released, prior to the commencement of trading on the New York Stock Exchange (the "NYSE") on such date, shall (i) file the Financial Statements with the Securities and Exchange Commission (the "SEC"), (ii) file a prospectus supplement with the SEC to be used in connection with the Existing Form S-3 (the "INITIAL PROSPECTUS SUPPLEMENT"), to effect the eligibility for resale of Common Shares having an aggregate value at the time of registration of $250,000,000 owned by the

Shareholders in such amounts as provided to Parent by the Shareholders and (iii) submit to the NYSE the requisite number of copies of the Existing Form S-3 and the Initial Prospectus Supplement so as to permit the resale of the Common Shares registered pursuant to such Initial Prospectus Supplement without an additional prospectus delivery requirement in connection with such resale; provided, that Parent's obligation to timely prepare and file such amendment and Initial Prospectus Supplement shall be dependent on the Shareholders providing to Parent no later than 48 hours prior to the date of filing of the Financial Statements such information regarding such Shareholders and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Parent may from time to time reasonably request. Parent agrees to maintain the effectiveness of such registration until the second anniversary of the date hereof, but shall not maintain the effectiveness of such registration or be required to keep a prospectus supplement on file beyond the second anniversary date.

         (ii) Parent shall prepare and file a registration statement on Form S-3 for the registration of the remainder of the Common Shares acquired by the Shareholders pursuant to the Share Purchase Agreement (but not registered pursuant to Section 1(a)(i) above) and prepare and file a prospectus supplement to be used in connection therewith in order that such registration statement shall become effective prior to the commencement of trading on the NYSE on the first anniversary of the date hereof. Parent agrees to maintain the effectiveness of such registration until the second anniversary of the date hereof, but shall not maintain the effectiveness of such registration or be required to keep a prospectus supplement on file beyond the second anniversary date.

Parent shall use its reasonable best efforts to prosecute the registration statements, amendments thereto and any relevant prospectus supplements contemplated by this Section 1(a) and to obtain an effectiveness order from the Securities and Exchange Commission with respect thereto as promptly as possible following the filing thereof. In connection with each of the above registrations the Parent shall pay all expenses of such registration and the related offering, including, without limitation, any and all special audits, legal and accounting fees and disbursements (including the fees and disbursements of one legal counsel designated to represent the Shareholders and selected by the Shareholders), blue sky fees and expenses, printing costs and related disbursements arising out of the preparation, filing, amending and supplementing of the registration statement, except for brokers' and underwriters' discounts and commissions and transfer taxes on any Common Shares sold by the Shareholders.

         (b)      REGISTRATION GENERALLY.

                  If and when the Parent shall be required by the provisions of this Section 1 to effect the registration of the Common Shares acquired by the Shareholders (the "ACQUIRED SHARES") under the Securities Act, the Parent shall, as expeditiously as possible:

                  (i) prepare and file a registration statement or an amendment to an existing registration statement with respect to the Acquired Shares required to be registered, and use commercially reasonable efforts to cause such




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


                           registration statement to become effective; provided, however, that before filing such registration statement and any amendment or supplement thereto, the Parent shall furnish to the Major Shareholders or, if requested by the Major Shareholders, to counsel selected by the Major Shareholders, copies of all documents proposed to be filed, which documents shall be subject to the review and reasonable approval of the Major Shareholders and/or such counsel;

                  (ii) prepare and file with the Securities and Exchange Commission (the "COMMISSION") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period from the effective date of the applicable registration statement until the second anniversary of the date hereof or such shorter period agreed upon by the parties hereto, and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with respect to the resale of the Acquired Shares covered by such registration statement during the period set forth above;

                  (iii) furnish to the Shareholders such number of printed copies of such registration statement and of each such amendment and supplement thereto, such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), such documents incorporated by reference in such registration statement or prospectus and such other documents as the Shareholders may reasonably request in order to facilitate the disposition of the Acquired Shares covered by such registration statement in conformity with the requirements of the Securities Act;

                  (iv) use commercially reasonable efforts to register or qualify the Acquired Shares covered by any such registration statement under such securities or blue sky laws in such jurisdictions within the United States as the Shareholders may reasonably request; provided, however, that the Parent shall not be obligated to qualify its business in any jurisdiction where it is not then so qualified or otherwise required to be so qualified or to take any action which would subject it to service of process in suits other than those arising out of such registrations;

                  (v) promptly notify the Shareholders at any time when a prospectus relating to the registration of the Acquired Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact required to be stated therein or omits to state a material fact required to be stated therein or necessary to make the



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

                           statements therein not misleading in light of the circumstances then existing, and at the request of the Shareholders, prepare and furnish to the Shareholders a reasonable number of copies of a supplement to or an amendment of such a prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Acquired Shares, such prospectus shall not include an untrue statement of a material fact required to be stated therein or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (vii) otherwise use commercially reasonable efforts to comply with the Securities Act, Exchange Act and all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
                           Section 11(a) of the Securities Act; and

                  (viii) use commercially reasonable efforts to list the registered Acquired Shares on each securities exchange on which securities of the same class are then listed, if the Common Shares are not already so listed and if such listing is then permitted under the rules of such exchange.

                  In connection with the preparation and filing of each registration statement registering the Acquired Shares under the Securities Act, the Parent shall give the Major Shareholders and their counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each of them such access to its books and records and such opportunities to discuss the business of the Parent with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Major Shareholders or their counsel, to conduct, prior to the effectiveness of such registration statement, a reasonable investigation within the meaning of the Securities Act.

         (e)      CONDITIONS TO REGISTRATION.

                  The Shareholders' right to have Acquired Shares included in any registration statement filed by the Parent in accordance with the provisions of this Section 1 shall be subject to the following conditions:

                  (i) the Shareholders shall be required to furnish the Parent in a timely manner with all information required by the applicable rules and regulations of the Commission concerning the proposed method of sale or other disposition of



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


                           the Acquired Shares, and such other information as may be reasonably required by the Parent to prepare and file properly such registration statement in accordance with applicable provisions of the Securities Act; and

                  (ii) if the Shareholders desire to sell and distribute the Acquired Shares over a period of time, or from time to time, at then prevailing market prices, then the Shareholders shall execute and deliver to the Parent such written undertakings as the Parent and its counsel may reasonably require in order to assure full compliance with relevant provisions of the Securities Act and the Exchange Act;

         (f)      INDEMNIFICATION.

                  In the event of the registration of any of the Acquired Shares under the Securities Act pursuant to the provisions hereof, the Parent shall, to the extent permitted by law, indemnify and hold harmless the Shareholders, their partners, directors, officers, agents, and each other person, if any, who controls or is controlled by the Shareholders within the meaning of the Securities Act (each such person being hereinafter sometimes referred to as an "indemnified person"), against any losses, claims, damages or liabilities, joint or several, to which such indemnified person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any registration statement under which such Acquired Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein (as such may be amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each such indemnified person for any legal or any other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Parent shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement, such preliminary prospectus or such final prospectus (as such may be amended or supplemented), or any document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Parent by such indemnified person specifically stating that it is for use in preparation thereof, or (ii) the indemnified person's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any purchaser. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of the Acquired Shares by the Shareholders.

                  In the event of the registration of any of the Acquired Shares under the Securities Act pursuant to the provisions hereof, the Shareholders shall, to the extent permitted by law, indemnify and hold harmless the Parent, each director of the Parent, each officer of the Parent who



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

signs the registration statement, and any person, firm or corporation, if any, who controls or is controlled by the Parent, broker or dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Parent, such director, officer, or controlling or controlled person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions with respect thereto) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement under which the Acquired Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein (as such may be amended or supplemented), or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference therein in reliance upon and in conformity with written information furnished to the Parent by the Shareholders specifically stating that it is for use in the preparation thereof, and shall reimburse the Parent, each such director, officer, and controlling or controlled person for any legal or any other expenses reasonably incurred by the Parent, such director, officer, or controlling or controlled person in connection with investigating or defending any such loss, claim, damage, liability or action.

                  Each party entitled to indemnification under this Subsection
(f) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, but the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations under this Subsection (f), except and to the extent the Indemnifying Party has been materially prejudiced as a consequence thereof. The Indemnifying Party shall be entitled to participate in, and to the extent that it may elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, at its expense to assume, the defense of any such claim or any litigation resulting therefrom, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that the Indemnified Party may participate in such defense at its expense, notwithstanding the assumption of such defense by the Indemnifying Party, and provided, further, that if the defendants in any such action shall include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be a conflict of interest in counsel representing both the Indemnifying Party and such Indemnified Party, the Indemnified Party or Parties shall have the right to select one separate counsel on behalf of such Indemnified Party or Parties and the fees and expenses of such counsel shall be paid by the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as the Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.




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

                  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions with respect thereto) referred to above in this Subsection (f) or in Subsection (g), below, shall include any legal or other out-of-pocket expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim (which shall be limited as provided in this Subsection (f) if the Parent has assumed the defense of any such action in accordance with the provisions hereof). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  Indemnification similar to that specified in the preceding provisions of this Subsection (f) (with appropriate modifications) shall be given by the Parent to the Shareholders with respect to any required registration or other qualification of such Acquired Shares under any federal or state law or any regulation of governmental authority other than the Securities Act.

         (g)      EXCHANGE ACT REGISTRATION.

                  The Parent covenants and agrees that until such time as the second anniversary of the date hereof, the Parent shall:

                  (i) if required by law, subsequent to any registration of Common Shares under the Securities Act, maintain an effective registration statement (containing such information and documents as the Commission shall specify) under Section 12(g) of the Exchange Act with respect to the Common Shares, and file on time such information, documents and reports as the Commission may require or prescribe for companies whose shares have been registered pursuant to said Section 12(g);

                  (ii) if a registration statement with respect to the Common Shares is, or is required to be maintained, effective under Section 12(b) or Section 12(g) of the Exchange Act, make, upon the request of the Shareholders, whatever other filings with the Commission or otherwise make generally available to the public such financial and other information as may be reasonably necessary in order to enable the Shareholders to be permitted to sell the registered Acquired Shares pursuant to the provisions of Rule 144 promulgated under the Securities Act (or any successor rule or regulation thereto or any statute hereafter adopted to replace or to establish the exemption that is now covered by said Rule 144); and

                  (iii) upon the reasonable request of the Shareholders, deliver to the Shareholders a written statement as to whether it has complied with the requirements of this Subsection (g).

                  The Parent represents and warrants that such registration statement or any information, documents or reports filed with the Commission in connection therewith or any



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

information so made public shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which such statements were made, not misleading. The Parent agrees to indemnify and hold harmless (or, to the extent the same is not enforceable, make contribution to) the Shareholders, its partners, directors, officers, agents, acting for the Shareholders in connection with any offering or sale by the Shareholders of the Acquired Shares, and any person, firm or corporation controlling or controlled by (within the meaning of the Securities Act) the Shareholders from and against any and all losses, claims, damages or liabilities (or actions with respect thereto) arising out of or resulting from any breach of the foregoing representation or warranty, all on terms and conditions comparable to those set forth in Subsection (f), above; provided, however, that the Parent shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made or incorporated by reference in such registration statement in reliance upon filings made by the Shareholders under the Exchange Act, and provided, further, that the Parent shall be given written notice and an opportunity to participate in, and, to the extent that it may wish, to assume on terms and conditions comparable to those set forth in Subsection (f), above, the defense thereof.

2.       SPECIFIC PERFORMANCE.

         The Parent recognizes that the rights of the Shareholders under this Agreement are unique and, accordingly, the Shareholders shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. This Agreement is not intended to limit or abridge any rights of the Shareholders which may exist apart from this Agreement.

3.       ASSIGNMENT.

         The Parent may not assign this Agreement. The Shareholders may assign, sell, convey or otherwise transfer this Agreement or any of its rights or obligations under this Agreement only in a transaction exempt from registration under federal and applicable state securities laws.

4.       MISCELLANEOUS.




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

         (a)      AMENDMENT OR SUPPLEMENT; WAIVER.

                  This Agreement may be amended or supplemented at any time by the mutual agreement of the Parent and the Major Shareholders. Any amendment or supplement must be in writing executed by Parent and the Major Shareholders. Any of the terms, covenants, representations, warranties or conditions set forth in or made pursuant to this Agreement may be waived at any time in writing by the party waiving compliance. Any waiver by any party of any such term, covenant, representation, warranty or condition, or of the breach of any of the same, in any one or more instances, shall not be deemed to be nor construed as a further or continuing waiver of any such term, covenant, representation, warranty or condition, or of the breach of the same.

         (b)      EXPENSES.

                  The Parent shall pay all expenses incident to the performance or enforcement of this Agreement, including all fees and expenses of counsel for all activities undertaken pursuant to this Agreement, except as otherwise provided in Section 1.

         (c)      ENTIRE AGREEMENT.

         This Agreement and the Share Purchase Agreement, including the Exhibits and Schedules referred to and incorporated by reference herein and therein that form a part of those agreements, contain the entire understanding of the parties with respect to the subject matter of this Agreement and the Share Purchase Agreement. There are no representations, promises, warranties, covenants or undertakings with respect to the subject matter of this Agreement and the Share Purchase Agreement other than those expressly set forth or provided for herein or therein.

         (d)      SEVERABILITY.

                  In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, such provision shall be reformed so that it shall be valid, operative and enforceable to the maximum extent permitted, and all of the other provisions of this Agreement shall remain in full force and effect.

         (e)      FURTHER ASSURANCES.

                  Each of the parties hereto agrees to execute and deliver those writings and documents reasonably required to more fully carry out the transactions contemplated hereby.

         (f)      NOTICES.

                  (a) Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically



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

provided, be in writing in the English language and shall be addressed as provided in Section 4(f)(b) and may be:

                  (i) personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

                  (ii) if within the United Kingdom, sent by first class pre-paid post, in which case it shall be deemed to have been given two Business Days after the date of posting; or

                  (iii) if from or to any place outside the United Kingdom, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven Business Days after the date of posting; or

                  (iv) sent by fax, in which case it shall be deemed to have been given when dispatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice dispatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 08.00 on the next Business Day.

         (b) The addresses and other details of the parties referred to in
Section 4(f)(a) are, subject to Section 4(f)(c):

     If to the Major Shareholders:

     Name:                         Steven Lloyd Edwards

     Address:                      Broad Green Farm, Chrishall
                                   Royston, SG8 8QR

     Telephone Number              01763 838251

     Facsimile Number              01763 838075


     Name:                         Rosalind Anita Jane Smith

     Address:                      Broad Green Farm, Chrishall
                                   Royston, SG8 8QR

     Telephone Number:             01763 838251

     Facsimile Number:             01763 838075



                                     --10--

     Name:                         Stephen Glyn Thomas

     Address:                      2 Larmor Drive,
                                   Cambridge CB3 0TE

     Telephone Number:             01223 528510

     Facsimile Number:             01223 528511


     Name:                         Spectrum Equity Investors III, L.P.
                                   Spectrum III Entrepreneurs' Fund, L.P.
                                   Spectrum III Investment Managers' Fund, L.P.

     Address:                      One International Place, 29th Floor
                                   Boston, MA  02110 USA

     Telephone Number:             001 617 464 4600

     Facsimile Number:             001 617 464 4601

     Name:                         The Geocapital V, L.P.
                                   Geocapital Advisors, L.P.
                                   Geocapital Investors V, L.P.
                                   Geocapital Eurofund, L.P.

     Address:                      2 Executive Drive, Fort Lee, New Jersey
                                   07024-3304 USA

     Telephone Number:             001 201 461 9292

     Facsimile Number:             001 201 461 7793


     And copies to:                Geocapital Partners

     Address:                      Pollen House, 10-12 Cork Street, London
                                   W1X 5PD

     Telephone Number:             +44 207 851 2800

     Facsimile Number:             +44 207 851 2801




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


     If to a Shareholder other     To the address set forth on the stock
     than a Major Shareholder:     transfer records of the Parent on the date
                                   of the notice.

     If to the Parent:

     Address:                      Convergys Corporation
                                   201 East Fourth Street
                                   Suite 1900
                                   Cincinnati, OH  45202

     Attention:                    General Counsel

     Telephone Number:             513-723-7049

     Facsimile Number:             513-723-2448


     And copied to:

     Name:                         Frost Brown Todd LLC

     Address:                      2200 PNC Center, 201 East Fifth Street,
                                   Cincinnati, OH 45202

     Attention:                    Neil Ganulin

     Telephone Number:             513-651-6800

     Facsimile Number:             513-651-6981


                  (c) Any Major Shareholder and Parent may notify the other parties of any change to its address or other details specified in Section 4(f)(b), provided that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. A Shareholder other than a Major Shareholder shall notify Parent of any change to its address.

         (h) CAPTIONS.

                  The captions set forth in this Agreement are for reference purposes only and are not part of this Agreement.

         (i) COUNTERPARTS.



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

                  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (J)      GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent federal law may be applicable. The parties agree that any actions brought in connection with this Agreement or the transactions contemplated hereby shall be filed and heard in New York County, New York, and each party submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, and the United States District Court for the Southern District of New York.



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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                             PARENT:

                             CONVERGYS CORPORATION


                             By:
                                 ---------------------------------------------
                             Printed:
                                      ----------------------------------------
                             Its:
                                  --------------------------------------------


                             MAJOR SHAREHOLDERS:


                             -------------------------------------------------
                             Steven Lloyd Edwards


                             -------------------------------------------------
                             Rosalind Anita Jane Smith


                             -------------------------------------------------
                             Stephen Glyn Thomas



                             Spectrum Equity Investors III, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                             Spectrum III Entrepreneurs' Fund


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                                     --14--

                             Spectrum III Investment Managers' Fund, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                             Geocapital V, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                             Geocapital Advisors, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                             Geocapital Investors V, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                             Geocapital Eurofund, L.P.


                             By:
                                ----------------------------------------------
                                     Name:
                                     Title:



                                     --15--